UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 19, 2004

FMC Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-16489	36-4412642
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1803 Gears Road, Houston, Texas		77067
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-591-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On November 19, 2004, FMC Technologies, Inc. (the "Company") entered into amendments to its two existing five-year credit agreements with Bank of America, N.A., as Administrative Agent for the Lenders party to such agreements, in order to modify a covenant in each of those agreements that limits the Company’s ability to make dividends, repurchase its securities and make other restricted payments. The amendments increased the permitted amount of such restricted payments that may be made during any twelve consecutive month period from an amount equal to 50% of the Company’s Consolidated Net Income for such period to an amount equal to the greater of (i) 50% of the Company’s Consolidated Net Income for such period or (ii) $100,000,000. Bank of America, N.A. and certain of the other Lenders party to the credit agreements and their affiliates provide credit and other financial services to the Company.

Item 9.01. Financial Statements and Exhibits.

(a) Exhibits

4.13 Fifth Amendment to the $250,000,000 Five-Year Credit Agreement
4.14 First Amendment to the $250,000,000 Five-Year Credit Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FMC Technologies, Inc.

January 5, 2005	By:	William H. Schumann, III

Name: William H. Schumann, III
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

4.13	Fifth Amendment to the $250,000,000 Five-Year Credit Agreement
4.14	First Amendment to the $250,000,000 Five-Year Credit Agreement